UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2006

@Road, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31511	94-3209170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47071 Bayside Parkway, Fremont, CA 94538

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 510-668-1638

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2006, the Board of Directors of @Road, Inc. (the “Company”) approved new annual base salaries, granted stock options and determined target performance-based bonuses by which compensation to some of the Company’s executive officers will be determined with respect to the period from October 1, 2006 through September 30, 2007.

Below are summaries of the changed compensation packages for certain executive officers:

Name and Title	Annual Salary	Stock Options(1)	Performance Bonus Target(2)
Krish Panu Chairman of the Board, Chief Executive Officer and President	$350,000	80,000	$300,000
Michael Martini Chief Financial Officer and Senior Vice President	$250,000	50,000	$150,000
Thomas Allen Executive Vice President, Service Delivery and Systems	$240,000	20,000	$150,000
Michael Walker Chief Technology Officer and Executive Vice President	$230,000	20,000	$150,000
Leo Jolicoeur Chief Marketing Officer and Executive Vice President	$250,000	50,000	$150,000

(1)           The stock options are for shares of the Company’s common stock with a per share exercise price equal to the fair market value on August 23, 2006, or $4.40.  Each option will vest over a 36 month period, such that 1/36th of the total shares subject to the option grant will vest on each monthly anniversary of the Vesting Commencement Date of August 22, 2006.

(2)           The performance bonuses are to be paid quarterly based on the attainment of personal and Company performance objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

@Road, Inc.
(Registrant)

Date: August 25, 2006	By:	/s/ Krish Panu
Krish Panu
President and Chief Executive Officer